Exhibit 1.01

Alere Inc.

Conflict Minerals Report

For The Year Ended December 31, 2015

This Conflict Minerals Report of Alere Inc., including its consolidated subsidiaries (herein referred to as “Alere,” the “Company,” “we,” “us,” or “our”), for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “1934 Act”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (the “Conflict Minerals”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

If a registrant can establish that the relevant Conflict Minerals for the reporting year originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, it must submit a Form SD for that year which describes its reasonable country of origin inquiry (“RCOI”).

If a registrant knows or has reason to believe that any of the relevant Conflict Minerals for the reporting year may have originated in the Covered Countries, then it must exercise due diligence on the Conflict Minerals’ source and chain of custody. The registrant must also submit a Conflict Minerals Report (“CMR”) for that year to the SEC that includes a description of its due diligence measures.

1.	Company and Products Overview

We deliver reliable and actionable health information through rapid diagnostic tests, resulting in better clinical and economic healthcare outcomes globally. Our high-performance diagnostics for infectious disease, cardiometabolic disease and toxicology are designed to meet the growing global demand for accurate, easy-to-use and cost-effective near-patient tests. Our goal is to make Alere products accessible to more people around the world, even those located in remote and resource-limited areas, by making them affordable and usable in any setting. By making critical clinical diagnostic information available to doctors and patients in an actionable timeframe, Alere products help streamline healthcare delivery and improve patient outcomes. Our principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, MA 02453.

Our products for which Conflict Minerals are necessary to their functionality or production (“Covered Products”) consist of the following:

•	Infectious disease diagnostic products, including Alere Determine HIV-1/2 Ag/Ab Combo, used to identify HIV, Alere CD4 Analyzer, used to stage the progression of HIV, and Alere™ I, a rapid, instrument-based, isothermal system for the qualitative detection of infectious diseases;

•	Cardiometabolic products, such as our various Alere Triage cardiovascular tests, used in the diagnosis and assessment of cardiovascular disease, our epoc® Blood Analysis System, the first wireless point of care solution for testing blood gas, electrolytes and metabolites at the bedside, and our Afinion Test System, which aids in the early detection of kidney disease often present in diabetic patients; and

•	Toxicology or drugs of abuse tests, such as our Alere Triage TOX Drug Screen panel and our Alere Triage MeterPro system used to detect the presence of many of illicit and prescription drugs.

Our exposure to Conflict Minerals arises primarily because most of the Covered Products contain electronic components, which can contain one or more Conflict Minerals.

2.	Supply Chain Overview

We rely upon our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from their own upstream suppliers. We have adopted a Policy on Conflict Minerals, which is described below. Under that policy, we expressly state our expectation that our suppliers will perform similar due diligence on their own supply chains and provide their Conflict Minerals sourcing information to us. We have analyzed both our product components and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our RCOI and Conflict Minerals due diligence by identifying and reaching out to our suppliers that provide components or engage in manufacturing activities that are reasonably likely to contain Conflict Minerals.

3.	Reasonable Country of Origin Inquiry

We conducted an analysis of our products by analyzing the materials lists of our operations to determine materials or components reasonably likely to contain Conflict Minerals and concluded that Conflict Minerals may be necessary to the functionality or production of the Covered Products. We then conducted our RCOI with respect to the suppliers of such materials through the use of the standard Conflict Minerals reporting templates developed jointly by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Conflict-Free Sourcing Initiative (“CSFI”) or CFSI Reporting Template (the “Template”), and launched our RCOI survey to the pertinent suppliers beginning in March 2016. The Template was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers and a listing of the smelters and refiners the company and its suppliers use. In addition, the Template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence.

For 2015, we engaged the services of a consulting firm with supply chain expertise, including expertise in determining the sourcing of conflict minerals, to assist us with our RCOI.

We identified 60 suppliers for inclusion in our RCOI for 2015. We and our consulting firm contacted each supplier initially through e-mail and, for suppliers that either did not respond or that provided incomplete, inconsistent or unclear responses, through an escalating series of contacts, including additional e-mail messages and telephone calls. We received responses from 70% of our suppliers, a substantial improvement from the 45% response rate that we reported for 2014.

We also performed certain quality assurance procedures with respect to the data we received. Working with our consulting firm, we evaluated supplier responses for plausibility, consistence and gaps. If the consulting firm identified any of the following quality concerns, it automatically contacted the supplier for supplemental information:

•	one or more smelter or refiners were listed for an unused metal;

•	no smelter or refiner information was provided for a used metal, or an identified smelter or refiner was not a verified metal processor;

•	the supplier confirmed sourcing from the Covered Countries, but the smelters and refiners listed are not known to source from the region;

•	the supplier indicated that it had not received conflict minerals data for each metal from all relevant suppliers;

•	the supplier indicated it had not identified all of the smelters and refiners used for the products included in the declaration scope;

•	the supplier indicated it had not provided all applicable smelter and refiner information received; or

•	the supplier indicated that 100% of the Conflict Minerals for products covered by the declaration originated from recycled or scrap sources, but one or more smelters or refiners listed are not known to be exclusive recyclers.

Of the responding suppliers, 76% indicated that one or more Conflict Minerals was necessary to the functionality or production of the products supplied to us. The responding suppliers provided us with information regarding 321 known and active smelters and refiners that they had identified as part of our supply chain for those Conflict Minerals. The responding suppliers also identified an additional 36 potential smelters and refiners that have not been verified, including certain companies believed to be inactive.

Based on the information we obtained through our RCOI, we concluded that we had reason to believe that some of the Conflict Minerals in our supply chain for 2015 were or may have been sourced from the Covered Countries. Accordingly, under Rule 13p-1 of the 1934 Act, we were required to perform due diligence on the source and chain of custody of such Conflict Minerals and prepare this Conflict Minerals Report to disclose the results of our efforts.

4.	Design of Our Due Diligence Process

Our due diligence processes and efforts have been designed to conform with the five-step framework recommended by the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten.

5.	Due Diligence Measures Performed

Step 1. Establishment of Strong Management Systems

Our Conflict Minerals due diligence process includes: the development of a Policy on Conflict Minerals, which is posted on our website at www.alere.com under “Corporate Responsibility” (http://www.alere.com/en/home/about/our-vision/corporate-responsibility/conflict-minerals.html), the establishment of governance structures with cross-functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement, record keeping and escalation procedures.

Conflict Minerals Policy

Alere Inc. has adopted the following policy on Conflict Minerals:

ALERE INC.

POLICY ON CONFLICT MINERALS

In August 2012, Section 1502 of the Dodd-Frank Act was finalized with specific language relating to “conflict minerals,” which include tin, tantalum, tungsten, and gold derived in The Democratic Republic of Congo (DRC) or surrounding countries. Some of the mining operations in the DRC are controlled by warring militias who are believed to finance armed conflict with profits from the sale of these minerals. This on-going conflict has been linked to human rights violations, labor abuses, and environmental destruction.

Alere is committed to the responsible sourcing of materials through compliance with the conflict mineral disclosure requirements. The new rules require companies with securities registered in the US that use conflict minerals in their products to determine whether those minerals originated in the DRC or surrounding countries, and disclose this annually on Form SD filed with the Securities and Exchange Commission.

While our supply chain is complex and tracing the source of minerals used in our products is a challenge, we are committed to complying with the new reporting requirements and we have implemented appropriate compliance measures. These include reasonable country of origin inquiries and additional supply chain due diligence that follows the framework of the Organisation for Economic Co-operation and Development. We expect our suppliers to perform similar due diligence on their own supply chains and to otherwise cooperate with us as necessary to support these efforts.

Conflict Minerals Compliance Team

Alere has established a system for complying with the applicable rules. We developed a Conflict Minerals Compliance Team, currently comprised of our Senior Vice President, Global Operations, our Vice President, Global Shared Service, our Group Operations Director and our Associate General Counsel. The Conflict Minerals Compliance Team reports directly to our Chief Financial Officer and Executive Vice President. The team established a worldwide compliance process consistent with the OECD due diligence framework and put into place an appropriate process to facilitate future compliance.

System of Controls and Transparency over Supply Chain

We have worked to identify upstream actors in our supply chain through the utilization of the Template. The Template facilitates the transfer of information through the supply chain regarding Conflict Mineral country of origin and smelters and refiners being utilized. The Template also identifies new smelters and refiners.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have trained our relevant worldwide purchasing agents regarding conflict mineral reporting, and established a system to analyze and follow-up on supplier responses to our RCOI. These efforts, along with the work performed by our consultant, have allowed us to render the conclusions and statement annotated in this report.

We also introduced our relevant suppliers to our consulting firm’s Conflict Minerals Supplier Resources Center, an online educational tool designed to facilitate a deeper understanding of our Conflict Minerals compliance program and educate suppliers regarding the reasons for requesting information regarding Conflict Minerals.

Grievance Mechanism

Alere has established a Policy on Conflict Minerals, which is posted on our website. Alere also provides an ethics hotline to report any concerns about violations of Alere’s Code of Conduct and provides a mechanism for escalating any issues and concerns.

Maintenance of Records

Alere has established a documentation and record maintenance mechanism to ensure the retention of relevant documentation in a structured electronic database in accordance with our record retention policy.

Step 2. Assessment of Risk in the Supply Chain

We compared the smelters and refiners identified by our suppliers against the list of facilities that have received a “DRC conflict free” designation from any of three internationally recognized certification programs: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification program.

Our consulting firm also conducted additional research, including consultation with industry and government associations and direct outreach to smelters and refiners to verify information provided by suppliers. We then identified a list of smelters and refiners for which there was reason to believe that they may be sourcing from the Covered Countries.

Step 3. Implementation of Strategies to Respond to Identified Risks

Alere has a risk management plan, through which the Conflict Minerals program is implemented, managed and monitored. As part of this year’s due diligence efforts, our consulting firm contacted smelters and refiners that have not been certified as “DRC conflict free” in order to assess their sourcing practices, including countries of origin and transfer, and due diligence or chain-of-custody procedures. This review included an evaluation of whether the identified smelters and refiners had documented, effective and communicated “conflict-free” policies in place, relevant accounting systems and traceability documentation.

In addition, as described above, we participate in the EICC-GeSI CFSI industry-wide initiative to disclose upstream actors in the supply chain. In addition, to ensure suppliers understand our expectations, we have posted our Policy on Conflict Minerals on our website. Alere will work with suppliers who are sourcing from non-conflict-free smelters to move towards using conflict-free smelters within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and the availability of alternative suppliers.

Step 4. Independent Third-Party Audit

We do not have a direct relationship with Conflict Minerals smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with Conflict Minerals. We rely upon the industry (for example, EICC and CFSI) efforts to influence smelters and refiners to get audited and certified through CFSI’s Conflict-Free Smelter (“CFS”) program.

Step 5. Reporting on Due Diligence

Through the preparation and filing of this report, Alere has made a public report regarding its Conflict Minerals compliance program. This report is also available on our corporate website at http://www.alere.com/en/home/about/our-vision/corporate-responsibility/conflict-minerals.html. Alere will report annually on its Conflict Minerals compliance efforts as and to the extent required by Rule 13p-1 of the 1934 Act.

5.	Due Diligence Results

To the extent reasonably determinable through our due diligence process as described above, we believe that the smelters and refiners that were used to process the Conflict Minerals for the Covered Products for 2015 included the 321 known and active smelters and refiners listed in Annex A, and potentially one or more of the 36 additional companies identified by our suppliers, which are listed in Annex B, but which we could not identify as known and active smelters or refiners and for which we have no additional sourcing information. Of the 321 known and active smelters and refiners identified by our suppliers, 223, or approximately 69%, have been certified as “DRC conflict free” by one or more of three internationally recognized programs: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification program. Twenty-eight of the 223 “DRC conflict free” smelters and refiners disclosed that their sources of Conflict Minerals included one or more of the Covered Countries. Of the 98 smelters and refiners not certified as “DRC conflict free” by one of these three internationally recognized programs, we were able to obtain country of origin information (including recycled or scrap sources) for the Conflict Minerals processed by 55 of them. Of those 55 smelters and refiners, only two indicated that they sourced from a list of counties that included the Covered Countries. For these two smelters and refiners, we did not receive any more detailed information about the source or chain of custody of the Conflict Minerals they obtained from the Covered Countries.

Accordingly, based on our due diligence process, we believe that, of the 321 known and active smelters and refiners in our Conflict Minerals supply chain for 2015, 276, or 86%, were either certified to be “DRC conflict free” by one or more internationally recognized certification programs or sourced their Conflict Minerals from countries other than the Covered Countries or from recycled or scrap materials. Further, of the 30 smelters and refiners that disclosed that they sourced Conflict Minerals from the Covered Countries, 28, or 93%, were certified to be “DRC conflict free” by one or more internationally recognized certification programs.

We believe that the countries of origin of the Conflict Minerals contained in the Covered Products for 2015 include the countries listed in Annex C. At this time, we are unable to form the basis for a reasonable belief as to which of the smelters and refiners named by our suppliers processed the specific Conflict Minerals that were necessary to the functionality or production of the Covered Products.

6.	Anticipated Future Actions

We intend to take the following steps to continue to improve our due diligence and further mitigate the risk that the necessary Conflict Minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Enhance supplier communication and training to improve due diligence data accuracy and completion.

•	Continue to influence additional smelters to obtain CFS status through our supply chain, where possible.

•	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Engage any of our suppliers found to be supplying us with Conflict Minerals from sources that support conflict in the Covered Countries to establish an alternative source of Conflict Minerals that does not support such conflict.

We plan to report on our progress with these efforts in any Forms SD or Conflict Minerals Reports that we may file in the future.

Annex A

Metal	Official Smelter Name	Smelter Country	Certified Smelter
Gold	Advanced Chemical Company	United States	NO
Gold	Aida Chemical Industries Co., Ltd.	Japan	YES
Gold	Aktyubinsk Copper Company TOO	Kazakhstan	NO
Gold	Al Etihad Gold	United Arab Emirates	NO
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	YES
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	YES
Gold	Argor-Heraeus SA	Switzerland	YES
Gold	Asahi Pretec Corporation	Japan	YES
Gold	Asahi Refining Canada Limited	Canada	YES
Gold	Asahi Refining USA Inc.	United States	YES
Gold	Asaka Riken Co., Ltd.	Japan	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	NO
Gold	Aurubis AG	Germany	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	YES
Gold	Bauer Walser AG	Germany	NO
Gold	Boliden AB	Sweden	YES
Gold	C. Hafner GmbH + Co. KG	Germany	YES
Gold	Caridad	Mexico	NO
Gold	CCR Refinery - Glencore Canada Corporation	Canada	YES
Gold	Cendres + Métaux SA	Switzerland	NO
Gold	Chimet S.p.A.	Italy	YES
Gold	Chugai Mining	Japan	NO
Gold	Codelco	Chile	NO
Gold	Daejin Indus Co., Ltd.	South Korea	NO
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	NO
Gold	DODUCO GmbH	Germany	YES
Gold	Dowa	Japan	NO
Gold	DSC (Do Sung Corporation)	South Korea	NO
Gold	Eco-System Recycling Co., Ltd.	Japan	YES
Gold	Elemetal Refining, LLC	United States	YES
Gold	Emirates Gold DMCC	United Arab Emirates	NO
Gold	Faggi Enrico S.p.A.	Italy	NO
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	NO
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China	NO
Gold	Geib Refining Corporation	United States	NO
Gold	Guangdong Jinding Gold Limited	China	NO
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	NO
Gold	Heimerle + Meule GmbH	Germany	YES
Gold	Heraeus Ltd. Hong Kong	China	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	China	NO
Gold	Hwasung CJ Co. Ltd	South Korea	NO

Annex A

Metal	Official Smelter Name	Smelter Country	Certified Smelter
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	YES
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	YES
Gold	Istanbul Gold Refinery	Turkey	YES
Gold	Japan Mint	Japan	YES
Gold	Jiangxi Copper Company Limited	China	YES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	YES
Gold	JSC Uralelectromed	Russia	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	YES
Gold	Kaloti Precious Metals	United Arab Emirates	NO
Gold	Kazakhmys plc	Kazakhstan	NO
Gold	Kazzinc	Kazakhstan	YES
Gold	Kennecott Utah Copper LLC	United States	YES
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	NO
Gold	Kojima Chemicals Co., Ltd.	Japan	YES
Gold	Korea Metal Co. Ltd	South Korea	NO
Gold	Korea Zinc Co. Ltd.	South Korea	NO
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	YES
Gold	L’ azurde Company For Jewelry	Saudi Arabia	NO
Gold	Lingbao Gold Company Ltd.	China	NO
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	NO
Gold	LS-NIKKO Copper Inc.	South Korea	YES
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China	NO
Gold	Materion	United States	YES
Gold	Matsuda Sangyo Co., Ltd.	Japan	YES
Gold	Metahub Industries Sdn. Bhd.	Malaysia	NO
Gold	Metalor Technologies (Hong Kong) Ltd.	China	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	YES
Gold	Metalor Technologies (Suzhou) Co Ltd	China	NO
Gold	Metalor Technologies SA	Switzerland	YES
Gold	Metalor USA Refining Corporation	United States	YES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	YES
Gold	Mitsubishi Materials Corporation	Japan	YES
Gold	Mitsui Mining & Smelting	Japan	YES
Gold	MMTC-PAMP India Pvt., Ltd.	India	YES
Gold	Morris and Watson	New Zealand	NO
Gold	Moscow Special Alloys Processing Plant	Russia	YES
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	YES
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	YES
Gold	Nihon Material Co., Ltd.	Japan	YES
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	YES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia	YES
Gold	OJSC Kolyma Refinery	Russia	NO
Gold	OJSC Novosibirsk Refinery	Russia	YES
Gold	PAMP SA	Switzerland	YES
Gold	Penglai Penggang Gold Industry Co Ltd	China	NO
Gold	Prioksky Plant of Non-Ferrous Metals	Russia	YES

Annex A

Metal	Official Smelter Name	Smelter Country	Certified Smelter
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	YES
Gold	PX PrŽcinox SA	Switzerland	YES
Gold	Rand Refinery (Pty) Ltd.	South Africa	YES
Gold	Republic Metals Corporation	United States	YES
Gold	Royal Canadian Mint	Canada	YES
Gold	Sabin Metal Corp.	United States	NO
Gold	Samduck Precious Metals	South Korea	NO
Gold	SAMWON METALS Corp.	South Korea	NO
Gold	SAXONIA Edelmetalle GmbH	Germany	NO
Gold	Schone Edelmetaal B.V.	Netherlands	YES
Gold	SEMPSA Joyería Platería SA	Spain	YES
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	YES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	YES
Gold	Singway Technology Co., Ltd.	Taiwan	YES
Gold	So Accurate Group, Inc.	United States	NO
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	YES
Gold	Solar Applied Materials Technology Corp.	Taiwan	YES
Gold	Sudan Gold Refinery	Sudan	NO
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	YES
Gold	T.C.A S.p.A	Italy	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	YES
Gold	The Great Wall Gold and Silver Refinery of China	China	YES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	YES
Gold	Tokuriki Honten Co., Ltd.	Japan	YES
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China	NO
Gold	Torecom	South Korea	NO
Gold	Umicore Brasil Ltda.	Brazil	YES
Gold	Umicore Precious Metals Thailand	Thailand	YES
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	YES
Gold	United Precious Metal Refining, Inc.	United States	YES
Gold	Valcambi SA	Switzerland	YES
Gold	Western Australian Mint trading as The Perth Mint	Australia	YES
Gold	WIELAND Edelmetalle GmbH	Germany	NO
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	YES
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China	NO
Gold	Yokohama Metal Co., Ltd.	Japan	YES
Gold	Yunnan Copper Industry Co Ltd	China	NO
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	YES
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	YES
Tantalum	Avon Specialty Metals Ltd	United Kingdom	NO
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	YES
Tantalum	Conghua Tantalum and Niobium Smeltry	China	YES
Tantalum	D Block Metals, LLC	United States	YES
Tantalum	Duoluoshan	China	YES
Tantalum	E.S.R. Electronics	United States	NO
Tantalum	Exotech Inc.	United States	YES

Annex A

Metal	Official Smelter Name	Smelter Country	Certified Smelter
Tantalum	F&X Electro-Materials Ltd.	China	YES
Tantalum	FIR Metals & Resource Ltd.	China	YES
Tantalum	Global Advanced Metals Aizu	Japan	YES
Tantalum	Global Advanced Metals Boyertown	United States	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	YES
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China	NO
Tantalum	H.C. Starck Co., Ltd.	Thailand	YES
Tantalum	H.C. Starck GmbH Goslar	Germany	YES
Tantalum	H.C. Starck GmbH Laufenburg	Germany	YES
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	YES
Tantalum	H.C. Starck Inc.	United States	YES
Tantalum	H.C. Starck Ltd.	Japan	YES
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	YES
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China	YES
Tantalum	Jiangxi Tuohong New Raw Material	China	NO
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	China	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	YES
Tantalum	KEMET Blue Metals	United States	YES
Tantalum	Kemet Blue Powder	United States	YES
Tantalum	King-Tan Tantalum Industry Ltd.	China	YES
Tantalum	LSM Brasil S.A.	Brazil	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	India	YES
Tantalum	Mineração Taboca S.A.	Brazil	NO
Tantalum	Mitsui Mining & Smelting	Japan	YES
Tantalum	Molycorp Silmet A.S.	Estonia	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	YES
Tantalum	Plansee SE Liezen	Austria	YES
Tantalum	Plansee SE Reutte	Austria	YES
Tantalum	QuantumClean	United States	YES
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	NO
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	YES
Tantalum	Solikamsk Magnesium Works OAO	Russia	YES
Tantalum	Taki Chemicals	Japan	YES
Tantalum	Telex Metals	United States	YES
Tantalum	Tranzact, Inc.	United States	YES
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	YES
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	YES
Tantalum	Zhuzhou Cemented Carbide	China	YES
Tin	Alpha	United States	YES
Tin	An Thai Minerals Company Limited	Vietnam	YES
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	NO
Tin	Best Metais e Soldas SA	Brazil	NO
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China	NO

Annex A

Metal	Official Smelter Name	Smelter Country	Certified Smelter
Tin	China Tin Group Co., Ltd.	China	YES
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	NO
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	YES
Tin	CV Ayi Jaya	Indonesia	YES
Tin	CV Dua Sekawan	Indonesia	NO
Tin	CV Duta Putra Bangka	Indonesia	NO
Tin	CV Gita Pesona	Indonesia	YES
Tin	CV Serumpun Sebalai	Indonesia	YES
Tin	CV Tiga Sekawan	Indonesia	NO
Tin	CV United Smelting	Indonesia	YES
Tin	CV Venus Inti Perkasa	Indonesia	YES
Tin	Dowa	Japan	NO
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	NO
Tin	Elmet S.L.U. (Metallo Group)	Spain	YES
Tin	EM Vinto	Bolivia	YES
Tin	Estanho de Rondônia S.A.	Brazil	NO
Tin	Feinhutte Halsbrucke GmbH	Germany	NO
Tin	Fenix Metals	Poland	YES
Tin	Gejiu Fengming Metalurgy Chemical Plant	China	NO
Tin	Gejiu Kai Meng Industry and Trade LLC	China	YES
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	NO
Tin	Gejiu Zi-Li	China	NO
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	NO
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	NO
Tin	Huichang Jinshunda Tin Co. Ltd	China	NO
Tin	Jean Goldschmidt International SA	Belgium	NO
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	YES
Tin	Linwu Xianggui Smelter Co	China	NO
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	YES
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	YES
Tin	Melt Metais e Ligas S/A	Brazil	YES
Tin	Metahub Industries Sdn. Bhd.	Malaysia	NO
Tin	Metallic Resources, Inc.	United States	YES
Tin	Metallo-Chimique N.V.	Belgium	YES
Tin	Mineração Taboca S.A.	Brazil	NO
Tin	Minsur	Peru	YES
Tin	Mitsubishi Materials Corporation	Japan	YES
Tin	Nankang Nanshan Tin Co., Ltd.	China	NO
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	NO
Tin	Novosibirsk Integrated Tin Works	Russia	NO
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	YES
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	YES
Tin	Operaciones Metalurgical S.A.	Bolivia	YES
Tin	Phoenix Metal Ltd	Rwanda	NO
Tin	PT Alam Lestari Kencana	Indonesia	NO
Tin	PT Aries Kencana Sejahtera	Indonesia	YES

Annex A

Metal	Official Smelter Name	Smelter Country	Certified Smelter
Tin	PT Artha Cipta Langgeng	Indonesia	YES
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	YES
Tin	PT Babel Inti Perkasa	Indonesia	YES
Tin	PT Bangka Kudai Tin	Indonesia	NO
Tin	PT Bangka Prima Tin	Indonesia	YES
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	NO
Tin	PT Bangka Tin Industry	Indonesia	YES
Tin	PT Belitung Industri Sejahtera	Indonesia	YES
Tin	PT BilliTin Makmur Lestari	Indonesia	YES
Tin	PT Bukit Timah	Indonesia	YES
Tin	PT Cipta Persada Mulia	Indonesia	YES
Tin	PT DS Jaya Abadi	Indonesia	YES
Tin	PT Eunindo Usaha Mandiri	Indonesia	YES
Tin	PT Fang Di MulTindo	Indonesia	NO
Tin	PT Inti Stania Prima	Indonesia	YES
Tin	PT Justindo	Indonesia	YES
Tin	PT Karimun Mining	Indonesia	NO
Tin	PT Kijang Jaya Mandiri	Indonesia	NO
Tin	PT Mitra Stania Prima	Indonesia	YES
Tin	PT Panca Mega Persada	Indonesia	YES
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	NO
Tin	PT Prima Timah Utama	Indonesia	YES
Tin	PT Refined Bangka Tin	Indonesia	YES
Tin	PT Sariwiguna Binasentosa	Indonesia	YES
Tin	PT Seirama Tin investment	Indonesia	NO
Tin	PT Stanindo Inti Perkasa	Indonesia	YES
Tin	PT Sukses Inti Makmur	Indonesia	YES
Tin	PT Sumber Jaya Indah	Indonesia	YES
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	YES
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	YES
Tin	PT Tinindo Inter Nusa	Indonesia	YES
Tin	PT Tirus Putra Mandiri	Indonesia	NO
Tin	PT Tommy Utama	Indonesia	YES
Tin	PT WAHANA PERKIT JAYA	Indonesia	YES
Tin	Resind Indústria e Comércio Ltda.	Brazil	NO
Tin	Rui Da Hung	Taiwan	YES
Tin	Soft Metais Ltda.	Brazil	YES
Tin	Thaisarco	Thailand	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	NO
Tin	VQB Mineral and Trading Group JSC	Vietnam	YES
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China	YES
Tin	Yunnan Tin Group (Holding) Company Limited	China	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	YES
Tungsten	ACL Metais Eireli	Brazil	NO
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	YES

Annex A

Metal	Official Smelter Name	Smelter Country	Certified Smelter
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	YES
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	YES
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	YES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	YES
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	NO
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	YES
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	YES
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	YES
Tungsten	Global Tungsten & Powders Corp.	United States	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	YES
Tungsten	H.C. Starck GmbH	Germany	YES
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	NO
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	YES
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	YES
Tungsten	Hydrometallurg, JSC	Russia	YES
Tungsten	Japan New Metals Co., Ltd.	Japan	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	YES
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	NO
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	YES
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	YES
Tungsten	Kennametal Fallon	United States	YES
Tungsten	Kennametal Huntsville	United States	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	YES
Tungsten	Niagara Refining LLC	United States	YES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	YES
Tungsten	Pobedit, JSC	Russia	YES
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	YES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	NO
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	YES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	YES
Tungsten	Wolfram Bergbau und Hütten AG	Austria	YES
Tungsten	Woltech Korea Co., Ltd.	South Korea	NO
Tungsten	Xiamen Tungsten Co., Ltd.	China	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	NO
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	YES
Tungsten	Zhuzhou Cemented Carbide	China	NO

Annex B

Additional Unverified Smelters

•	Brinkmann Chemie GmbH

•	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.

•	China Gold Deal Investment Co., Ltd.

•	China Minmetals Corporation

•	China National Gold Group Corporation

•	Colt Refining

•	CV Makmur Jaya

•	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.

•	Global Advanced Metals

•	Gold Bell Group

•	H.C. Starck/H.C. Starck Group

•	Huanggang Tongding Metal Material Co., Ltd.

•	Japanese House Manufacturing

•	Jiangxi Richsea New Materials Co., Ltd.

•	JingDong chemical Material

•	Kunshan Jinli Chemical Industry Reagents Co Ltd.

•	Leqing Zongli Non-ferrous metal material Corporation

•	Minmetals Ganzhou Tin Co. Ltd.

•	Nathan Trotter

•	Norddeutshe Affinerie

•	Novosibirsk Processing Plant Ltd.

•	Plansee

•	PT Babel Surya Alam Lestari

•	PT Bangka Putra Karya

•	PT Hanjaya Perkasa Metals

•	PT HP Metals Indonesia

•	PT Koba Tin

•	PT Tambang Timah

•	PT Yinchendo Mining Industry

•	Remondis Argentia B.V.

•	Samwha Group

•	Sanmenxia Hengsheng Science and Technology R&D Co. Ltd.

•	Shandong Gold&Silver Refinery Co.

•	Shanghai Jiangxi Metals Co., Ltd.

•	Tantalite Resources

•	Wolfram Company CJSC

Annex C

Countries of Origin

•	Argentina

•	Armenia

•	Australia

•	Austria

•	Belarus

•	Belgium

•	Bolivia

•	Brazil

•	Burundi

•	Canada

•	Chile

•	China

•	DRC- Congo (Kinshasa)

•	Estonia

•	Ethiopia

•	France

•	Germany

•	Ghana

•	Guinea

•	Guyana

•	Hong Kong

•	India

•	Indonesia

•	Italy

•	Japan

•	Kazakhstan

•	Kyrgyzstan

•	Laos

•	Malaysia

•	Mali

•	Mexico

•	Mongolia

•	Morocco

•	Mozambique

•	Myanmar

•	Namibia

•	Netherlands

•	Niger

•	Nigeria

•	Papua New Guinea

Annex C

•	Peru

•	Philippines

•	Poland

•	Portugal

•	Russia

•	Rwanda

•	Saudi Arabia

•	Sierra Leone

•	Singapore

•	South Africa

•	Spain

•	Suriname

•	Sweden

•	Switzerland

•	Taiwan

•	Tajikistan

•	Tanzania

•	Thailand

•	Turkey

•	United Arab Emirates

•	United Kingdom

•	United States

•	Uzbekistan

•	Vietnam

•	Zambia

•	Zimbabwe